EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2007, accompanying the consolidated financial statements and schedule included in the Annual Report of Data I/O Corporation on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Data I/O Corporation on Form S-8 (File Nos. 33-95608, 33-54422, 333-55911, 33-02254, 33-03958, 333-48595 and 333-121861) and on Form S-3 (File No. 333-121566).

//s//GRANT THORNTON LLP

Seattle, Washington

March 20, 2007